CLECO POWER LLC                                                                                                                                                                                                                                                                 EXHIBIT 23(b)(1)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑3 (Nos. 333-109507 and 333-52540) of Cleco Power LLC of our report dated March 29, 2005 relating to the financial statement schedule, which appears in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New Orleans, Louisiana
June 28, 2005